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BAKER HUGHES INCORPORATED                                             EXHIBIT 21


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                                                                                              PERCENTAGE       PERCENTAGE
                                                                       JURISDICTION OR        OWNED BY         OWNED BY
     NAME OF SIGNIFICANT SUBSIDIARIES                                  ORGANIZATION           REGISTRANT       SUBSIDIARY
     --------------------------------                                  ---------------        ----------       ----------

WESTERN ATLAS INC.                                                     DELAWARE               100%
   Baker Hughes Financing Company                                      Delaware                                   100%
   Baker Hughes Oilfield Operations, Inc.                              California                                 (1)
      Baker Canada Holding, Inc.                                       Delaware                                   (2)
         Baker Hughes (Canada) Holding Company, Inc.                   Nova Scotia                                100%
            Baker Hughes Canada Inc.                                   Nova Scotia                                100%
      Baker Hughes International Branches, Inc.                        Delaware                                   (3)
            Baker Hughes EHHC, Inc.                                    Delaware                                   100%
               Baker Hughes GmbH                                       Austria                                    100%
                  Baker Hughes Asia Pacific Ltd.                       Cayman Islands                             100%
                  Baker Hughes Espana Srl                              Spain                                      100%
                  Baker Hughes Limited                                 England                                    100%
                  Baker Hughes Nederland Holdings B.V.                 The Netherlands                            100%
                  JDI International Leasing Limited                    Cayman Islands                             100%
   Baker Process, Inc.                                                 Delaware                                   100%
   Western Research Holdings, Inc.                                     Delaware                                   100%
      Western Atlas International, Inc.                                Delaware                                   100%
   Wm. S. Barnickel & Company                                          Missouri                                   100%
            Baker Petrolite Corporation                                Delaware                                   100%

   (1) Baker Hughes Oilfield Operations, Inc.           Western Atlas Inc. - 99.64%
                                                        Other subsidiaries - .36%
   (2) Baker Canada Holding, Inc.                       Baker Hughes International Branches, Inc. - 11.47%
                                                        Baker Hughes Oilfield Operations, Inc. - 64.10%
                                                        Baker Hughes World Trade, Inc. - 2.47%
                                                        Baker Petrolite Corporation - 15.58%
                                                        Baker Process, Inc. - 6.38%
   (3) Baker Hughes International Branches, Inc.        Baker Hughes Oilfield Operations, Inc. - 94.25%
                                                        Other subsidiaries - 5.75%
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